AGENCY OFFERING AGREEMENT

THIS AGREEMENT is dated for reference June 27, 1996.

BETWEEN: Big Pony Gold, Inc., of 710 Kearns Building, Salt Lake
         City, Utah 84101, (the "Issuer");

AND:     Georgia Pacific Securities Corporation, of 16th Floor,
         Two Bentall Centre, 555 Burrard Street, Vancouver, B.C.
         V7X 1S6, (the "Agent").

WHEREAS:

A. The Issuer wishes to raise money for the purposes set out in its Prospectus, which is to be filed by the Issuer with the Superintendent of Brokers ("Superintendent") and the Vancouver Stock Exchange (the "Exchange"), by offering for sale certain of its securities.

B. The Issuer wishes to appoint the Agent to distribute those securities and the Agent is willing to accept the appointment on the terms and conditions of this Agreement.

THE PARTIES to this Agreement therefore agree that:

1.       DEFINITIONS

In this Agreement:

         (a) "Effective Date" means the date on which the final receipt for the Prospectus is issued by the Superintendent;

         (b) "Offering" means the offering of the Shares under the Prospectus;

         (c) "Offering Day" means the day on which the Offering is made;

         (d) "Prospectus" means the preliminary prospectus and the prospectus filed or intended to be filed by the Issuer with the Regulatory Authorities in connection with the Offering and any amendments to the preliminary prospectus and prospectus that may be filed with the Regulatory Authorities;

         (e) "Regulatory Authorities" means the British Columbia
             Securities Commission, the Exchange and the Superintendent;

         (f) "Securities" means the Shares, the Agent's Warrants and any shares in the capital of the Issuer issued on the exercise of the Agent's Warrants, and any shares in the capital of the Issuer issued pursuant to the Greenshoe Option; and

         (g) "Shares" means the 600,000 common shares in the capital of the Issuer to be distributed under the Prospectus;

         (h) "Executive Director" means the Executive Director of the Securities Commission.

2.       APPOINTMENT OF AGENT

2.1 The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and will act as the exclusive agent of the Issuer to offer the Shares for sale under the Prospectus.

2.2 The price of the Shares is the Canadian equivalent of US$ 1.00 per Share, which is approximately $1.38 as of the date of this agreement (the "Offering Price").

2.3 The Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares and all shares that may be issued on the exercise of the Agent's Warrants and pursuant to the Greenshoe Option.

3.       LISTING APPLICATION AND CONDUCT OF THE OFFERING

3.1 Before the Effective Date, the Issuer will apply to the Exchange for a conditional listing of its common shares.

3.2 Following the Effective Date and after consulting with the Exchange, the Issuer and the Agent will set the Offering Day.

3.3 The Offering Day will be on or before the earlier of the day that is:

         (a) 90 days after the Effective Date, and

         (b) 12 months after the date of the issue by the Executive Director of the receipt for the preliminary prospectus filed in connection with the Offering.

3.4 The Offering will be made through the facilities of and in accordance with the rules and policies of the Exchange.

3.5 After the Offering has been completed, the Issuer and the Agent will file any documents required by the Exchange in order to remove the conditional listing and to list, post and call the common shares of the Issuer for trading on the Exchange.

3.6 The Agent will advise the Issuer and its counsel in writing when the distribution under the Prospectus is complete.

4.       GREENSHOE OPTION

4.1 The Agent may solicit and accept subscriptions for additional shares in the Offering up to a maximum of 15% of the Offering (the "Greenshoe Option").

4.2      The number of additional shares subject to the Greenshoe
Option is the lesser of 15% of the Offering or the actual number of additional shares for which subscriptions have been received.

4.3 The Agent will advise the Issuer and the Exchange of the number of shares subject to the Greenshoe Option within five business days after the Offering Day and before the shares of the issuer are listed, posted and called for trading on the Exchange.
4.4 On receipt of notice in writing from the Agent within 60 calendar days of the Offering Day, the Issuer will issue and deliver to the Agent forthwith, at the Offering Price, the number of shares subject to the Greenshoe Option.

4.5 Nothing in this Agreement prevents the Agent from purchasing additional shares on the Exchange in order to fill subscriptions for additional shares.

5.       OPINIONS AND CERTIFICATES

5.1 On the Effective Date, the Issuer will deliver the following documents to the Agent and its counsel in a form acceptable to them:

         (a) an opinion of the auditor of the Issuer, dated as of the date of the Prospectus and addressed to the Agent and its counsel, relating to the accuracy of the financial statements forming part of the Prospectus and the accuracy of the financial, numerical and certain other information disclosed in the Prospectus;

         (b) an opinion of counsel for the Issuer, dated as of the Effective Date and addressed to the Agent and its counsel, relating to any legal matter in connection with the creation, issuance and sale of the Securities for which the Agent may reasonably request an opinion (the "Legal Opinion");

         (c) a certificate of the Issuer, dated as of the Effective Date and signed by the president of the Issuer or by another officer approved by the Agent, certifying certain facts relating to the Issuer and its affairs (the "Officer's Certificate"); and

         (d) any other certificates, comfort letters or opinions in connection with any matter related to the Prospectus that are reasonably requested by the Agent or its counsel.

 5.2 On the day before the Offering Day the Issuer will provide the Agent and its counsel with evidence of the necessary approval of the Regulatory Authorities for the Offering (the "Legal Opinion") and the Officer's Certificate updated to 4:00 p.m. on the day before the Offering Day.

6.        AGENT'S COMMISSION

The Issuer will pay the Agent a commission of $0.138 per share sold (including previously unissued shares sold pursuant to the Greenshoe Option) whether purchased by the Agent for its own account or for its clients or purchased by other members of the Exchange for their own accounts or for their clients.

7.        GUARANTEED AGENCY AND AGENT'S WARRANTS

7.1 The Agent will purchase any of the Shares that are unsubscribed for on the Offering Day (the "Guarantee"), including any Shares in respect of which a subscription has been received but is not binding on the subscriber by reason of the receipt by the Agent, in accordance with the Securities Act (British Columbia), of written notice evidencing the intention of the subscriber not to be bound by the subscription.

7.2 In consideration for the Guarantee, the Issuer will issue warrants (the "Agent's Warrants") to the Agent or to members of their selling group as directed by the Agent entitling it to purchase up to 150,000 previously unissued common shares of the Issuer.

7.3       The Agent's Warrants are non-transferable.

7.4 The right to purchase shares under the Agent's Warrants may be exercised at any time up to the close of business two years from the day the shares of the Issuer are listed, posted and called for trading on the Exchange, at the Offering price during the first year and at $1.59 during the second year of the term of the Agent's Warrants.

7.5 The terms governing the Agent's Warrants include, among other things, provisions for the appropriate adjustment in the class, number and price of the shares to be issued under the Agent's Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the shares, the payment of stock dividends or the amalgamation of the Issuer.

7.6 The issue of the Agent's Warrants does not restrict or prevent the Issuer from obtaining any other financing, nor from issuing additional securities or rights during the term of the Agent's Warrants.

8.        CLOSING

8.1       In this section:

          (a) "Certificates" means the certificates representing the Shares in the names and denominations reasonably requested by the Agent and the certificates representing the Agent's Warrants;

          (b) "Proceeds" means the gross proceeds of the Offering, less

              (i)   the Agent's commission,

              (ii) the expenses of the Agent in connection with the Offering that have not been repaid by the Issuer, and

              (iii) any amount that has been attached by
                    garnishing order or other form of attachment.

8.2 The Issuer will, within 10 business days of the Offering Day, deliver the Certificates, through its registrar and transfer agent, to the Agent against payment of the Proceeds.

8.3 If the Issuer has satisfied all of its obligations under this Agreement, the Agent will, within 10 business days of the Offering Day, pay the Proceeds to the Issuer through its registrar and transfer agent, against delivery of the Certificates.

9.        MATERIAL CHANGES

If, after the Prospectus is first filed with the Regulatory Authorities but before the conclusion of the distribution of all the Securities under the Prospectus, a material change (as defined in the Securities Act (British Columbia )) occurs in the affairs of the Issuer, the Issuer will:

          (a) notify the Agent immediately, in writing, with full particulars of the change;

          (b) file with the Regulatory Authorities as soon as practicable, and in any event no later than 10 days after the change occurs, an amendment to the Prospectus disclosing the material change; and

          (c) provide as many copies of that amendment to the Agent as the Agent may reasonably request.

10.       TERMINATION


10.1 The Agent may terminate its obligations under this Agreement by giving a written notice to the Issuer at any time before the day the shares of the Issuer are listed, posted and called for trading on the Exchange if:

          (a) an event, accident, governmental law or regulation or other occurrence of any nature occurs that, in the opinion of the Agent, seriously affects or will seriously affect the financial markets or the business of the Issuer or any subsidiary of the Issuer or the ability of the Agent to perform its obligations under this Agreement;

          (b) the Securities cannot, in the opinion of the Agent, be profitably marketed due to the state of the financial markets; or

          (c) an enquiry or investigation (whether formal or informal) in relation to the Issuer, or the Issuer's directors or officers, is commenced or threatened by an officer or official of any competent authority.

10.2 The Agent may terminate its obligations under this Agreement at any time if:

          (a) any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Issuer is made by a competent regulatory authority and that order is still in effect;

          (b) the Issuer is in breach of any term of this Agreement;

          (c) the Agent determines that any of the representations or warranties made by the Issuer in this Agreement is false or has become false.

10.3 This Agreement terminates if a final receipt for the Prospectus is not issued by the Executive Director within 120 days of the reference date of this Agreement.

10.4 The Agent is relieved of all obligations under this Agreement if the Issuer or its filing solicitor does not receive, within five days before the Effective Date, written confirmation from the Agent or its solicitors that this Agreement remains in effect and that the Agent accepts the proposed Effective Date.

11.         WARRANTIES AND REPRESENTATIONS

11.1        The Issuer warrants and represents to the Agent that:

            (a) the Issuer and its subsidiaries, if any, are
                valid and subsisting corporations duly
                incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

            (b) the Issuer and its subsidiaries, if any, are duly
                registered and licensed to carry on business in the jurisdictions in which they carry on business or own property;

            (c) the authorized and issued capital of the Issuer
                is as disclosed in the Prospectus and the issued shares are fully paid and non-assessable;

            (d) the Issuer is the beneficial owner of the
                properties, business and assets or the interests in the properties, business or assets referred to in the Prospectus; all agreements by which the Issuer holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

            (e) the Prospectus contains full, true and plain
                disclosure of all "material facts", within the meaning of the Securities Act (British Columbia), in relation to the Issuer, its subsidiaries (if any), its business and its securities, and contains no misrepresentations;

            (f) the financial statements of the Issuer that form
                part of the Prospectus accurately reflect the financial position of the Issuer at the date of the financial statements and there have been no adverse material changes in the financial position of the Issuer since that date, except as fully and plainly disclosed in the Prospectus;

            (g) the Issuer has complied and will comply fully
                with the requirements of all applicable corporate and securities laws, including, without limitation, the Securities Act (British Columbia) and its regulations and the Company Act (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the offering;

            (h) the issue and sale of the Securities by the
                Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Issuer is a party;


            (i) except as disclosed in the Prospectus, the Issuer
                is not a party to any actions, suits or
                proceedings that could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened;

            (j) this Agreement has been authorized by all
                necessary corporate action on the part of the Issuer; and

            (k) the warranties and representations in this
                subsection are true and will remain so as of the conclusion of the distribution under the Prospectus.

11.2 Each of the Agent warrants and represents to the Issuer that:

            (a) it is a valid and subsisting corporation under
                the law of the jurisdiction in which it was incorporated, continued or amalgamated;

            (b) it is a member in good standing of the Exchange;
                and

            (c) it has complied with and will fully comply with
                the requirements of all applicable securities laws, including, without limitation, the Securities Act (British Columbia), its regulations and the by-laws and rules of the Exchange, in relation to trading in the Securities and all matters relating to the Offering.

12.         EXPENSES OF AGENT

12.1 The Issuer will pay all of the expenses of the Offering and all the expenses reasonably incurred by the Agent in connection with the Offering including, without limitation, the fees and expenses of the solicitors for the Agent.

12.2 The Issuer will pay the expenses referred to in the previous subsection even if the Prospectus and this Agreement are not accepted by the Regulatory Authorities or the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agent.

12.3 The Agent may, from time to time, render accounts for its expenses to the Issuer for payment on or before the dates set out in the accounts.

12.4 The Issuer authorizes the Agent to deduct its reasonable expenses in connection with the Offering from the proceeds of the Offering, including expenses for which an account has not yet been rendered to the Issuer.

13.         FILING OF PROSPECTUS

13.1 The Issuer will cause the Prospectus to be filed with the Regulatory Authorities, will deliver all necessary copies of the Prospectus to the Regulatory Authorities and will use its best efforts to have the Prospectus accepted by the Regulatory Authorities.

13.2 The Issuer will provide the Agent with as many copies of the Prospectus as the Agent reasonably request.

14.         GARNISHING ORDERS

14.1 If at any time, up to and including the final date of payment for the Securities, the Agent receive a garnishing order or other form of attachment purporting to attach or garnish a part or all of the sale price or exercise price of any of the Securities, the Agent will be free to pay the amount purportedly attached or garnished into court.

14.2 Any payment by the Agent into court contemplated in this Agreement are deemed to have been received by the Issuer as payment by the Agent against the sale price or exercise price of the Securities to the extent of the amount paid, and the Issuer is bound to issue and deliver the Securities proportionately to the amount paid by the Agent.

14.3 The Agent is not bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any monies held by the Agent, and the Agent is free to act with impunity in replying to any garnishing order or attachment.

14.4 The Issuer will release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liability arising from any acts of the Agent under this section.

15.         REPORTS ON SOURCE AND APPLICATION OF FUNDS

The Issuer will deliver to the Agent, at its request, within 30 days of the end of each month following the completion of the offering, a copy of any financial report required to be filed with the Regulatory Authorities relating to the expenditure of the proceeds of the Offering.

16.         INDEMNITY

16.1 The Issuer indemnifies the Agent and saves it harmless against all losses, claims, damages or liabilities:

            (a) existing (or alleged to exist) by reason of
                untrue statements contained in the Prospectus or by reason of the omission to state in the Prospectus any fact necessary to make the statements not misleading (except for information and statements referring solely to the Agent);

            (b) arising directly or indirectly out of any order
                made by any regulatory authority based upon an allegation that any such untrue statement or omission exists (except for information and statements referring solely to the Agent) including, without limitation, an order that trading in or distribution of the Securities is to cease;

            (c) resulting from the failure by the Issuer to file
                an amendment to the Prospectus as required by this Agreement;

            (d) if the Issuer fails to issue and deliver the
                certificates for the Securities in the form and denominations satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Securities does not take place; or

            (e) if, following the completion of a sale of any of
                the Securities, a determination is made by any competent authority setting aside the sale unless that determination arises out of an act or omission by the Agent.

16.2 If any action or claim is brought against the Agent in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Agent will promptly notify the Issuer in writing.

16.3 The Issuer will assume the defense of the action or claim, including the employment of counsel and the payment of all expenses.

16.4 The Agent has the right to employ separate counsel, and the Issuer will pay the fees and expenses of such counsel.

16.5 The indemnity provided for in this section is not limited or otherwise affected by any other indemnity obtained by the Agent from any other person in respect of any matters specified in this Agreement and continues in full force and effect until all possible liability of the Agent arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

17.         RIGHT OF FIRST REFUSAL

17.1 The Issuer will notify the Agent of the terms of any further equity financing that it requires or proposes to obtain during the 12 months following the Effective Date and the Agent has the right of first refusal to provide any such financing.

17.2 The right of first refusal must be exercised by the Agent within 15 days following the receipt of the notice by the Agent notifying the Issuer that it will provide such financing on the terms set out in the notice.

17.3 If the Agent fails to give notice within the 15 days that it will provide such financing upon the terms set out in the notice, the Issuer then is free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Issuer, subject to obtaining the acceptance of the Regulatory Authorities.

17.4 The rights of first refusal do not terminate if, on receipt of any notice from the Issuer under this section, the Agent fail to exercise the right.

17.5 The right of first refusal granted under this section terminates if the Offering is not made by the Agent within the period provided in this Agreement.

18.         ASSIGNMENT AND SELLING GROUP PARTICIPATION

18.1 The Agent will not assign this Agreement or any of its rights under the Agreement nor, with respect to the Securities, enter into any agreement in the nature of an option or sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer and notice has been given to and accepted by the Regulatory Authorities.

18.2 The Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the commissions or warrants to be received by the Agent pursuant to this Agreement.

19.         NOTICE

19.1 Any notice under this Agreement must be given in writing and must be delivered, sent by telex, telegram or telecopier or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by such party in writing.

19.2 If notice is sent by telex, telegram or telecopier or is delivered it is deemed to have been given at the time of transmission or delivery.

19.3 If notice is mailed, it is deemed to have been received 48 hours following the date of mailing of the notice.

19.4 If normal mail service is interrupted due to strike, labour unrest or other cause at or before the time a notice is mailed the notice must be sent by telex, telegram or telecopier or must be delivered.

20.         TIME

Time is of the essence of this Agreement and is calculated in accordance with the provisions of the Interpretation Act (British
Columbia).

21.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants and indemnities of the parties contained in this Agreement survive the closing of the purchase and sale of the Securities.

22.         LANGUAGE

Wherever a singular or masculine expression is used in this Agreement, that expression is deemed to include the plural, feminine or the body corporate where required by the context.

23.         ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

24.         HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

25.         COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which is deemed to be an original and all of which constitute one agreement, effective as of the reference date given above.

 The common seal of Big Pony Gold, Inc. was    )
 affixed in the presence of:                   )
                                               ) c/s
 Authorized signatory                          )
                                               )
 Authorized signatory                          )

 The common seal of Georgia Pacific Securities )
 Corporation was affixed in the presence of:   )
                                               )
                                               ) c/s
 Authorized signatory                          )